                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                         SUNBURST ACQUISITIONS III, INC.

                                       AND

                            SUNBURST SUBSIDIARY, INC.

                                       AND

                     AMERICAN RECRUITMENT CONFERENCES, INC.

                                       AND

                                  WORKSEEK.COM













                           DATED AS OF AUGUST 30, 1999





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THIS AGREEMENT AND PLAN OF REORGANIZATION  (this "Agreement") is entered into as of August 30, 1999, by and among SUNBURST ACQUISITIONS III, INC., a Colorado corporation ("SUNBURST"), SUNBURST SUBSIDIARY, INC., a California corporation
("SUBSIDIARY"),   WORKSEEK.COM,  a  California  corporation  ("WORKSEEK"),   and
AMERICAN RECRUITMENT CONFERENCES, INC., a California corporation ("AMERICAN"). AMERICAN and WORKSEEK are herein sometimes collectively referred to as the AFFILIATED COMPANIES.

                                    RECITALS


     A. Sunburst is a corporation that currently files reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     B. Subsidiary is a newly formed corporation and a wholly-owned subsidiary of Sunburst.

     C. The Boards of Directors of Sunburst, Subsidiary, American and WorkSeek, and the shareholders of Subsidiary, American and WorkSeek, have approved the merger of American and WorkSeek into Subsidiary (the "Merger"), pursuant to the Agreement of Merger set forth as Exhibit A hereto (the "Agreement of Merger") and the transaction contemplated hereby, in accordance with the applicable provisions of the statutes of the States of California and Colorado.

     D. For federal income tax purposes, it is intended that the merger contemplated hereby shall qualify as a reorganization with the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     E. Before the closing of the Merger, Sunburst intends to cancel certain shares of its currently outstanding 2,495,000 shares of common stock and intends to effect a stock split (the "Stock-Split") of the remaining shares so that the number of currently outstanding shares of Sunburst Common Stock shall increase to a total of 6,481,600 shares. The shares of Sunburst Common Stock issued or outstanding after the Stock-Split are herein referred to as "Post-Split Sunburst Common Stock".


                                    AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing recitals and of the premises and the mutual agreements hereinafter set forth, in accordance with the provisions of applicable law, the parties hereby agree as follows:


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                                        1

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                                    ARTICLE I
                                   THE MERGER

1.1 THE MERGER. On the Effective Date (as defined in Section 1.2), each of American and WorkSeek shall be merged with and into Subsidiary and the separate existence of each of the Affiliated Companies shall thereupon cease, and the name of Subsidiary, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger be changed to "AMERICAN RECRUITMENT CONFERENCES, INC." Upon the effectiveness of the Merger, the separate existence of each of the Affiliated Companies shall cease and Subsidiary, as the Surviving Corporation, shall succeed, without other transfer, to all the rights and properties of each of the Affiliated Companies and shall be subject to all the debts and liabilities of the Affiliated Companies in the same manner as if the Surviving Corporation had itself incurred them; and the Surviving Corporation shall continue to be vested with all the rights and property of Subsidiary and to be subject to all the debts and liabilities of Subsidiary. The effect of the Merger shall in all respects be the same as is provided in Section 1107 of the California Corporations Code.

1.2 EFFECTIVE DATE OF THE MERGER. The Merger shall become effective when a properly executed Agreement of Merger is duly filed with the California Secretary of State, which filing shall be made concurrently with the Closing as defined below. When used in this Agreement, the term "Effective Date" shall mean the date and time at which such Agreement of Merger is so filed.

1.3 ARTICLES OF INCORPORATION. At the Effective Date, Article ONE of the Articles of Incorporation of Subsidiary shall be amended to read in full as follows: "ONE: The name of this corporation is AMERICAN RECRUITMENT CONFERENCES, INC." As so amended, the Articles of Incorporation of Subsidiary shall be the Articles of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by law.

1.4 BY-LAWS. The By-Laws of Subsidiary as in effect on the Effective Date of the Merger shall be the By-Laws of the Surviving Corporation until amended or repealed as provided therein.

1.5 BOARD OF DIRECTORS. From and after the Effective Date, the Board of Directors of American shall be the same as the Board of Directors of the Sunburst, until changed by the vote or the written consent of Sunburst.

1.6 OWNERSHIP OF SUBSIDIARY. All of the outstanding shares of capital stock of Subsidiary have been issued to Sunburst and, immediately following the Effective Date, shall continue to be owned by and registered in the name of Sunburst on the Surviving Corporation's shareholder register and shall continue to represent all of the issued and outstanding shares of the Surviving Corporation.

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1.7      CONVERSION OF SHARES. Pursuant to this Agreement and the Agreement of
         Merger, on the Effective Date, by virtue of the Merger and without any action on the part of any holder of any capital stock of any of the Affiliated Companies, the shares of American common stock (the "American Common Stock"), and the shares of WorkSeek common stock (the "WorkSeek Common Stock") shall be converted as follows:

         (a) Each certificate that prior to the Effective Date represented one outstanding share of American Common Stock will be exchanged for 137.313 shares of Post-Split Sunburst Common Stock. Accordingly, the 60,000 shares of American Common Stock outstanding as of the date of this Agreement would be exchanged into a total of 8,238,800 shares of Post-Split Sunburst Common Stock.

         (b) Each certificate that prior to the Effective Date represented one outstanding share of WorkSeek Common Stock will be exchanged for 5,000 shares of Sunburst Series B Convertible Preferred Stock (the "SUNBURST PREFERRED STOCK"). Each share of Sunburst Preferred Stock shall be convertible into shares of Post-Split Sunburst Common Stock at an initial conversion ratio of one share of preferred stock for one share of common stock (subject to adjustment for stock splits, stock dividends and other similar events), shall have a stated value of $1.00 per share, and shall have a 7% dividend preference. Each share of Sunburst Preferred Stock shall be entitled to vote with the Post-Split Sunburst Common Stock as a class on an as-converted basis.

         (c) (i) Each outstanding option to purchase American Common Stock (an "American Option"), whether or not then exercisable, shall be converted into an option to receive in substitution for each share of American Common Stock subject to an American Option, 137.313 shares of Post-Split Sunburst Common Stock at an exercise price of $0.50 per share, and (ii) the currently outstanding warrant (the "REORGANIZATION WARRANT") issued to Derek E. Ludwig by American granting Mr. Ludwig the rights to purchase up to 10,924 shares of American common stock will be exchanged for a warrant, having the same terms and conditions as the Reorganization Warrant, issued by Sunburst granting Mr. Ludwig the right to purchase up to a maximum of 1,500,000 shares of Post-Split Sunburst Common Stock at an exercise price of $0.50 per share. The Reorganization Warrant was granted to Mr. Ludwig pursuant to that certain Consulting Agreement, dated as of June 30, 1999. Mr. Ludwig's Consulting Agreement and the form of the Reorganization Warrant are attached hereto as Exhibit B. All other terms and conditions of each American Option shall remain the same and American and Sunburst shall provide an appropriate notice to each American Option holder.


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         (d)      No fraction of a share of Post-Split Sunburst Common Stock or
                  Sunburst Preferred Stock will be issued in connection with the Share Exchange. Instead amounts of shares will be rounded up to the nearest whole number.

1.8 EXCHANGE OF CERTIFICATES. From and after the Effective Date, each shareholder of either of the Affiliated Companies shall be entitled to receive in exchange for stock certificates representing shares of American and WorkSeek Common Stock, upon surrender thereof to Sunburst, new certificates representing the whole number of shares of Post-Split Sunburst Common Stock and Sunburst Preferred Stock into which such Affiliated Companies' shares of American and WorkSeek Common Stock shall have been exchanged as set forth herein. From and after the Effective Date, Sunburst shall be entitled to treat the certificates which immediately prior to the Effective Date represented shares of American and WorkSeek Common Stock and which have not yet been surrendered for exchange as evidencing the ownership of the number of full shares of Post-Split Sunburst Common Stock represented by such certificates as shall have been converted pursuant to this Agreement.

1.9 REPORTING OF MERGER. For federal, state, and local income tax return reporting purposes, all parties agree to treat the Merger as a nontaxable exchange under Section 368(a) of the Code.

1.10 BOARD OF DIRECTORS OF SUNBURST. As provided in Section 6.2(l) below, simultaneously at Closing, the number of directors of Sunburst shall be increased to seven. The existing officers and directors of Sunburst shall resign from their positions and four members selected by the Affiliated Companies and three members selected by CENTURY FINANCIAL PARTNERS, INC. ("CENTURY") shall be appointed to fill the vacancies.

                                   ARTICLE II
                                   THE CLOSING

2.1 TIME AND PLACE OF CLOSING. The closing of the Merger (the "CLOSING") shall, unless otherwise agreed to in writing by the parties, take place at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California 90067, at 10:00 a.m., local time, on or prior to September 30, 1999.

2.2 OBLIGATIONS OF THE AFFILIATED COMPANIES AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by Sunburst of its obligations hereunder, the Affiliated Companies shall deliver to Sunburst the following:

         (a) A copy of the Articles of Incorporation of American and WorkSeek, each certified as of a date within thirty days of the Closing by the Secretary of State of the State of California and certified by the corporate secretaries of

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


                  American and WorkSeek as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of California as to the existence and good standing of American and WorkSeek, each as of a date within 15 days of the Closing;

         (c) A certificate of the corporate secretary of American and WorkSeek attaching thereto true and correct copies of the bylaws of American and WorkSeek and the corporate resolutions duly adopted by the board of directors of American and WorkSeek authorizing the consummation of the transactions contemplated hereby;

         (d) The certificates referred to in Sections 6.1(a) and 6.1(b) hereof; and

         (e) Such other documents as are required pursuant to this Agreement or as may reasonably be requested from the Affiliated Companies by Sunburst or its counsel.

2.3 OBLIGATIONS OF SUNBURST AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by the Affiliated Companies of their obligations hereunder, Sunburst shall deliver to the Affiliated Companies the following:

         (a) A copy of the Articles of Incorporation of Sunburst and Subsidiary, each certified as of a date within thirty days of the Closing by the Secretary of State of the States of Colorado and California, respectively, and certified by the corporate secretary of Sunburst and Subsidiary as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of Colorado as to the existence and good standing of Sunburst as of a date within 15 days of the Closing;

         (c) A certificate from the Secretary of State of the State of California as to the existence and good standing of Subsidiary as of a date within 15 days of the Closing;

         (d) A certificate of the corporate secretary of each of Sunburst and Subsidiary attaching thereto true and correct copies of the bylaws of Sunburst and Subsidiary and the corporate resolutions duly adopted by the board of directors of Sunburst and Subsidiary authorizing the consummation of the transactions contemplated hereby;

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         (e)      The certificates of Sunburst and Subsidiary referred to in
                  Sections 6.2(a) and (b) hereof; and

         (f) Such other documents as are required pursuant to this Agreement or as may reasonably be requested from Sunburst and Subsidiary by the Affiliated Companies or their counsel.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                            THE AFFILIATED COMPANIES

Except as set forth below or as set forth in the schedule delivered by the Affiliated Companies to Sunburst prior to the execution of this Agreement (the "AFFILIATED COMPANIES DISCLOSURE SCHEDULE") , American represents, warrants, and covenants to Sunburst and Subsidiary as follows with respect to American, and WorkSeek represents, warrants and covenants to Sunburst and Subsidiary as follows with respect to WorkSeek:

3.1 ORGANIZATION AND QUALIFICATION. Each of American and WorkSeek is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. Each of American and WorkSeek is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a material adverse effect on its current business, operations, properties, assets, liabilities, prospects, or condition (financial or otherwise) (hereinafter a "MATERIAL EFFECT").

3.2 CAPITALIZATION. The issued and outstanding capital stock of American consists of 60,000 shares of common stock, and the issued and outstanding capital stock of WorkSeek consists of 1,000 shares of common stock. All of the issued and outstanding shares of capital stock of American and WorkSeek are validly issued, fully paid, and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person. No shares of American or WorkSeek, whether or not currently outstanding, have been offered, sold or issued in violation of any state or federal securities laws.

3.3 SUBSIDIARIES AND AFFILIATES. Neither American nor WorkSeek owns or holds, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

3.4 OPTIONS OR OTHER RIGHTS. No options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of American in WorkSeek, whether upon conversion of other securities or otherwise, are issued or

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         outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

3.5 OWNERSHIP OF SHARES. The shares of American Common Stock are owned of record and beneficially by the American shareholders listed on the Affiliated Companies Disclosure Schedule, and all of the shares of WorkSeek Common Stock are owned by Derek E. Ludwig.

3.6 VALIDITY AND EXECUTION OF AGREEMENT. Each of the Affiliated Companies represents as to itself that it has the full legal right, capacity and power required to enter into, execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Affiliated Companies and constitutes the valid and binding obligation of each of the Affiliated Companies, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.7 NO CONFLICT. Neither the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of either American or WorkSeek or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to American or WorkSeek, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which American or WorkSeek is bound; (b) result in the creation of any material option, pledge, security interest, lien, charge, encumbrance, or restriction, whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws (hereinafter an "ENCUMBRANCE") upon any of the properties or assets of American or WorkSeek pursuant to any such term or provision; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which American or WorkSeek is a party, or by which American or WorkSeek or any of their respective properties or assets may be subject or bound.

3.8 CONSENTS AND APPROVALS. No federal, state, or other regulatory approvals are required to be obtained, nor any regulatory requirements complied with, by American or WorkSeek in connection with the Merger.


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3.9      VIOLATION OF LAWS, PERMITS, ETC.

         (a) Neither American nor WorkSeek is in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect on such company.

         (b) Each of American and WorkSeek has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any written notification that any revocation or limitation thereof is threatened or pending.

3.10 BOOKS AND RECORDS. The books and records of American and WorkSeek (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of American and WorkSeek are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of American and WorkSeek since the date of inception, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.11     FINANCIAL STATEMENTS.

         (a) The unaudited balance sheets of American as of fiscal years ended December 31, 1997 and 1998, and the related unaudited statements of income, statements of cash flow and statements of shareholders equity for the years then ended, true and complete copies of which have been delivered to Sunburst, present fairly, in all material respects, the financial position of American as at such dates and the results of operations of American for the years then ended, in accordance with generally accepted accounting principles ("GAAP") consistently applied for the periods covered thereby.

         (b) The unaudited balance sheet of American as of June 30, 1999 and the related statements of income, statements of cash flow and statements of shareholders equity for the period then ended, true and complete copies of which have heretofore been delivered to Sunburst, present fairly, in all material respects, the financial position of American as of such date and the results of operations of American for the period then ended, in each case in accordance with GAAP consistently applied for the six-month period covered thereby, except for footnotes and normal year-end adjustments.

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         (c)      The unaudited balance sheet of WorkSeek as of June 30, 1999 and the related statements of income, statements of cash flow and statements of shareholders equity for the period then ended, true and complete copies of which have heretofore been delivered to Sunburst, present fairly, in all material respects, the financial position of WorkSeek as of such date and the results of operations of WorkSeek for the period then ended, in each case in accordance with GAAP consistently applied for the period covered thereby, except for footnotes and normal year-end adjustments.

         (d) The financial statements referred to in paragraphs (a), (b) and (c) above are hereinafter referred to as the "FINANCIAL STATEMENTS".

3.12 UNDISCLOSED LIABILITIES. Neither American nor WorkSeek has any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (all of the foregoing being collectively referred to as American's or WorkSeek's "LIABILITIES" and individually as a "LIABILITY"), of a kind required by GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the their respective Financial Statements. Neither American nor WorkSeek has any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the Financial Statements that are consistent with past practice and are included in the latest Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the Financial Statements, or (c) as specifically disclosed in the Financial Statements.

3.13 TITLE TO PROPERTY; ENCUMBRANCES. Each of American and WorkSeek has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on its latest balance sheet included in the Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect on such company.

3.14 TAXES. All returns, reports, information returns, or other documents (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or others authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on American or WorkSeek) or the administration of any laws, regulations or administrative requirements relating to any Tax (hereinafter "TAX RETURNS"), reports and declarations of estimated tax or estimated tax deposit forms required to be filed

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         by American or WorkSeek have been duly and timely filed; each of
         American and WorkSeek has paid all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments and any expenses incurred in connection with the settlement of any tax liability (hereinafter "TAXES") which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which American or WorkSeek is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision (hereinafter "GOVERNMENTAL OR REGULATORY BODY"). There are no tax liens upon any of the assets or properties of American or WorkSeek except for any lien, pledge, hypothecation, mortgage, security interest, claim, or charge (hereinafter "LIENS") for Taxes not yet due. Neither American nor WorkSeek is a party to any express tax settlement agreement, arrangement, policy or guideline, formal or informal (a "SETTLEMENT AGREEMENT"), and neither American nor WorkSeek has any obligation to make payments under any Settlement Agreement.

3.15 LITIGATION. There is no action, proceeding, investigation, or inquiry pending or, to the best of the Affiliated Companies' knowledge, threatened (i) against or affecting any of the assets or business or either American or WorkSeek that, if determined adversely to American or WorkSeek, would result in a Material Effect to that company or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Merger.

3.16 CONTRACTS AND OTHER AGREEMENTS. Other than contracts entered into in the ordinary course of business by American in connection with its on-going operations as a recruiting company, SECTION 3.16 to the Affiliated Companies Disclosure Schedule contains a complete and correct list as of the date hereof of all material agreements, contracts, and commitments (and all amendments thereto), written or oral, to which American or WorkSeek is a party or by which any of their properties are bound. American and WorkSeek have made available to Sunburst complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of Affiliated Companies' knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

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3.17     ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. All accounts receivable reflected on the balance sheets of American or WorkSeek included in the Financial Statements, and all accounts receivable arising subsequent to June 30, 1999, have arisen from BONA FIDE sales transactions in the ordinary course of business on ordinary trade terms. American and WorkSeek have made payments on accounts payable and other current obligations arising subsequent to June 30, 1999 in accordance with past practice of the business of American and WorkSeek.

3.18     COMPENSATION ARRANGEMENTS; OFFICERS, DIRECTORS AND EMPLOYEES. SECTION
         3.18 to the Affiliated Companies Disclosure Schedule sets forth the name of all present executive officers and directors of each of American and WorkSeek and their respective current annual salary, including any promised, expected or customary bonus or such other amount. Except as set forth in the Affiliated Companies Disclosure Schedule, neither American nor WorkSeek has made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed in
         SECTION 3.18 to the Affiliated Companies Disclosure Schedule.

3.19 ERISA. Except as set forth in SECTION 3.19 to the Affiliated Companies Disclosure Schedule, there are no employee benefit plans as defined in ERISA ("PLANS") maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of American or WorkSeek, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by American or WorkSeek, and no such Plan is or has ever been subject to ERISA.

3.20 OPERATIONS. Except as expressly authorized by this Agreement, and except as set forth in SECTION 3.20 to the Affiliated Companies Disclosure Schedule, since the date of the latest Financial Statements, neither American nor WorkSeek have:

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of their business;

         (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

         (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

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         (d)      except for the note issued on the date of this Agreement by
                  American to Sunburst in the principal amount of $1,400,000 (the "SUNBURST LOAN"), issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (e) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (f)      knowingly waived any right of material value to its business;

         (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off of accounts receivable as uncollectible;

         (h) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

         (i) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than the Reorganization Warrant or employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

         (j) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

         (k) except in the ordinary course of business, (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice, (iii) granted or suffered any Lien on any of its assets or properties other than sales of inventory in the ordinary course of business, or


1215-2.005

                  (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person, in each case or type required to be disclosed pursuant to SECTION 3.16 hereof;

         (l) except in the ordinary course of business, incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable), except for the Sunburst Loan;

         (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (n) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

         (o) except for the Sunburst Loan, and except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $50,000 individually or $150,000 in the aggregate;

         (p) except in the ordinary course of business, made any capital expenditures or commitments for capital expenditures in aggregate amount exceeding $50,000; or

         (q) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to
                  SECTION 3.16.

3.21 INTANGIBLE PROPERTY AND INTELLECTUAL PROPERTY. Each of American and WorkSeek possesses all of the necessary licenses, trademarks, trade names, domain names, patents (hereinafter "INTELLECTUAL PROPERTY") necessary to conduct its business in the manner that is currently being conducted and anticipates conducting in the future. None of the Intellectual Property infringes upon the rights of any other person in any material respect or, to the knowledge of the Affiliated Companies, is so infringed upon by any other person or its property. Neither American nor WorkSeek has received any written notice of any claim of any other person relating to any of the Intellectual Property or any process or confidential information of American or WorkSeek. Except for the Intellectual Property, no other material intellectual property or intangible property rights are required for American to conduct the

1215-2.005
         business of American or WorkSeek in the ordinary course consistent with past practice. Except as separately identified in SECTION 3.21 of the Affiliated Companies Disclosure Schedule, no approval or consent of any person is needed so that the interests of American and WorkSeek in the Intellectual Property shall continue to be in full force and effect and enforceable by American or WorkSeek following the transactions contemplated by this Agreement.

3.22 EMPLOYEE RELATIONS. Neither American nor WorkSeek is a party to any agreement with any labor organization, collective bargaining or similar agreement with respect to its employees. There are no material complaints, grievances or arbitrations, employment-related litigation, administrative proceedings or controversies either pending or, to the knowledge of the Affiliated Companies, threatened, involving any employee, applicant for employment, or former employee of American or WorkSeek or against either American or WorkSeek. During the past five years, neither American not WorkSeek has suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the knowledge of the Affiliated Companies threatened. To the knowledge of the Affiliated Companies, there are no attempts presently being made to organize any employees employed by American or WorkSeek.

3.23 INSURANCE. American and WorkSeek have adequate policies of insurance for their respective operations. Neither American nor WorkSeek is in default with respect to any material provision contained in any policy or binder of insurance and has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability. Neither American nor WorkSeek has received any notice of cancellation or non renewal of any such policy or binder. Neither American nor WorkSeek has received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any existing insurance coverage will not be available in the future on substantially the same terms as now in effect.

3.24 LICENSES AND PERMITS. Except as set forth in SECTION 3.24 of the Affiliated Companies Disclosure Schedule, no material government permits, licenses, domain name and other registrations, and other consents and authorizations (federal, state, local and foreign) of any Governmental or Regulatory Body (collectively, "PERMITS") is required to be obtained by the Affiliated Companies in connection with their properties or business. Neither American nor WorkSeek has received any notice of any claim of revocation of any such Permit and has no knowledge of any event which would be likely to give rise to such a claim.

1215-2.005

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

3.25 YEAR 2000 COMPLIANCE. To the best of each Affiliated Companies' knowledge, all data of any type that includes date information or which is otherwise derived from, dependent on or related to date information ("DATE DATA") and any software, microcode or hardware system or component, including any electric or electronically controlled system or component, that processes any Date Data and (a) that is installed, in development or on order by American or WorkSeek for its internal use, or (b) which American or WorkSeek sells, supports, maintains, operates, warrants, leases, licenses, assigns or otherwise provides as an integral part of its products or services (or has sold, supported, maintained, operated, warranted, leased, licensed, assigned or otherwise provided in the past as an integral part of its products or services ("DATE-SENSITIVE SYSTEMS") of American or WorkSeek are (i) with respect to Date Data, in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, capable of correctly and accurately processing all Date Data without interruption before, during and after January 1, 2000, including those relating to the twentieth and twenty-first centuries, without loss of any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations and the quad-centennial rule), when used as a stand alone system or in combination with other software or hardware ("YEAR 2000 COMPLIANT").

3.26 BROKERS. Except for the involvement of Century, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Affiliated Companies directly with Sunburst and Subsidiary without the intervention of any other person on behalf of the Affiliated Companies in such manner as to give rise to any valid claim by any person against the Affiliated Companies, Sunburst or Subsidiary for a finder's fee, brokerage commission or similar payment.

3.27 DISCLOSURE. To the knowledge of the Affiliated Companies, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

3.28 ACQUISITION OF SUNBURST SHARES. Each of the shareholders of the Affiliated Companies that has signed this Agreement hereby acknowledges that the Sunburst Securities are restricted securities under the Securities Act and represents that such Shareholder (i) is acquiring the Sunburst Securities for his own account without a view to distribution within the meaning of the Securities Act; (ii) has received from Sunburst its filings with the Securities and Exchange Commission and all other information that he/she has deemed necessary to make an informed investment decision with respect to an investment in Sunburst in general and the Sunburst Securities in particular; (iii) is financially able to bear the economic risks of an investment in Sunburst; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the

1215-2.005

         Sunburst Securities so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Sunburst Securities. Each Shareholder understands and agrees that the certificates evidencing the Sunburst Securities shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act.

3.29     REPRESENTATIONS RELATED TO NONRECOGNITION TREATMENT FOR MERGER.

         (a) As of the Effective Date, each of the Affiliated Companies will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets. For purposes of this representation, amounts paid by each of the Affiliated Companies to dissenters, amounts used by each of the Affiliated Companies to pay reorganization expenses, and all distributions (except for regular, normal dividends) made by each of the Affiliated Companies will be included as assets of each of the Affiliated Companies prior to the Merger.

         (b) As of the Effective Date, each of the Affiliated Companies will continue to operate at least one or its significant historic business lines, or will own a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation ss. 1.368-1(d).

         (c) Neither of the Affiliated Companies nor their shareholders have sold or transferred, nor do they have a plan or intention to sell or transfer at any time from the date hereof through the date of the Merger, to Sunburst or a person related to Sunburst (as defined in Treasury Regulation ss. 1.368-1(e)(3)) any shares of stock of the Affiliated Companies.

         (d) Neither of the Affiliated Companies nor their shareholders have a plan or intention to sell or transfer any of the Sunburst stock issued in the Merger to Sunburst or a person related to Sunburst (as defined in Treasury Regulation ss. 1.368-1(e)(3)).

         (e) From the date of their Agreement through the date of the Merger, neither of the Affiliated Companies has redeemed any of its stock nor made any extraordinary distributions with respect to any of its stock, nor does it have a plan or intention to do so.

         (f) From the date of their Agreement and through the date of the Merger, neither of the Affiliated Companies, nor any of their shareholders have sold or transferred, nor do they or their shareholders have a plan or intention to sell or transfer, their stock to a person related to such Affiliated Company (as defined in Treasury Regulation ss. 1.368-1(e)(3) determined without regard to ss. 1.368- 1(e)(3)(i)(A)).


1215-2.005

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



                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF SUNBURST AND SUBSIDIARY

Except as expressly set forth in this Agreement or in the schedule delivered by Sunburst and Subsidiary to the Affiliated Companies prior to the execution of this Agreement (the "SUNBURST DISCLOSURE SCHEDULE"), Sunburst and Subsidiary each represent, warrant, and covenant to each of the Affiliated Companies as follows:

4.1 ORGANIZATION AND QUALIFICATION. Sunburst and Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the States of Colorado and California, respectively, and have all requisite corporate power and authority to (a) own, lease and operate their properties and assets as they are now owned, leased and operated and (b) carry on their business as currently conducted and as proposed to be conducted. Sunburst and Subsidiary are each duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a Material Effect.

4.2 CAPITALIZATION. As of the date of this Agreement, the issued and outstanding capital stock of Sunburst and Subsidiary consist of shares of 2,495,000 common stock, no par value per share, and of 1,000 shares of common stock, no par value per share, respectively. Prior to the Effective Date, Sunburst shall cancel certain shares of the currently outstanding 2,495,000 shares of common stock and shall effect a stock split of the remaining shares so that the currently outstanding shares of Sunburst Common Stock shall, on the Effective Date, be increased to 6,481,600 shares of Post-Split Sunburst Common Stock. No shares of any series or class of preferred stock are currently issued or outstanding, and all shares of preferred stock that may have previously been issued have been redeemed or otherwise cancelled. All shares of common stock or preferred stock of Sunburst that have been cancelled or redeemed prior to the date of this Agreement, or that may hereafter be cancelled or redeemed prior to the Closing, have been or will be cancelled without any liability to Sunburst, and no holder of such cancelled shares shall, after the Closing, have any claim or cause of action against Sunburst regarding the issuance, ownership or cancellation of such shares. The Affiliated Companies agree and acknowledge that Sunburst shall offer and sell shares of its common stock to certain accredited investors prior to the Closing, provided that the number of such shares sold and outstanding as of the date of the Closing shall not exceed the number of shares listed in Section 6.2(k) below. All of the currently issued and outstanding shares of capital stock of Sunburst and Subsidiary are, and all additional shares issued hereafter and outstanding on the date of the Closing will be, validly issued, fully paid, and nonassessable, and none of such shares have been or will be issued in violation of the preemptive rights of any person. The Post-Split Sunburst Common Stock and Sunburst Preferred Stock to be issued to the Affiliated Companies at the Closing shall be validly issued, fully paid, and nonassessable. No shares of Sunburst or Subsidiary, whether or not currently outstanding, have been offered, sold or issued in violation of any federal or state

1215-2.005
         securities law, and none of the shares offered and sold hereafter pursuant to Section 6.2(k) shall be offered, sold or issued in violation of any federal or state securities law.

4.3 SUBSIDIARIES AND AFFILIATES. Other than owning all of the outstanding capital stock of Subsidiary, Sunburst does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

4.4 OPTIONS OR OTHER RIGHTS. No options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of Sunburst or Subsidiary, whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests. The parties hereto agree and acknowledge that the common stock purchase warrants listed in Section 6.2(k) below shall be issued prior to the Closing and shall be outstanding as of the date of the Closing.

4.5 VALIDITY AND EXECUTION OF AGREEMENT. The execution and performance of this Agreement have been duly and validly authorized by the board of directors of Sunburst and Subsidiary and Sunburst, in its capacity as the sole shareholder of Subsidiary, and no other corporate action by Sunburst or Subsidiary is necessary to authorize the execution, delivery, and performance of this Agreement. Sunburst has the corporate power and authority to execute and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed on behalf of Sunburst and Subsidiary and is a valid and binding obligation of Sunburst and Subsidiary, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and
         (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.6 NO CONFLICT. None of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of either Sunburst or Subsidiary or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to either of them, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which Sunburst or Subsidiary is bound; (b) result in the creation of any Encumbrance upon any of the properties or assets of Sunburst or Subsidiary pursuant to any such term or provision; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which either

1215-2.005

         Sunburst or Subsidiary is a party, or by which Sunburst or Subsidiary or any of their properties or assets may be subject or bound.

4.7 CONSENTS AND APPROVALS. No federal, state, or other regulatory approvals are required to be obtained, nor any regulatory requirements complied with, by Sunburst or Subsidiary in connection with the Merger.

4.8      VIOLATION OF LAWS, PERMITS, ETC.

         (a) Neither Sunburst nor Subsidiary is in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

         (b) Sunburst and Subsidiary have maintained in full force and effect all certificates, licenses, and permits material to the conduct of their businesses, and neither of them has received any notification that any revocation or limitation thereof is threatened or pending.

4.9 BOOKS AND RECORDS. The books and records of Sunburst and Subsidiary (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of Sunburst and Subsidiary are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the boards of directors of Sunburst and Subsidiary since the date of inception of Sunburst and Subsidiary, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

4.10     SUNBURST FINANCIAL STATEMENTS.

         (a) The audited balance sheets of Sunburst as of August 31, 1998, and the related audited statements of income, statements of cash flow and statements of shareholders equity for the year then ended, true and complete copies of which have been delivered to the Affiliated Companies, present fairly, in all material respects, the financial position of Sunburst as at such dates and the results of operations of Sunburst for the year then ended, in accordance with GAAP consistently applied for the periods covered thereby.

         (b) The unaudited balance sheet of Sunburst as of May 31, 1999 and the related statements of income, statements of cash flow and statements of shareholders equity for the period then ended, true and complete copies of which have heretofore been delivered to the Affiliated Companies, present fairly, in all

1215-2.005
                  material respects, the financial position of Sunburst as of such date and the results of operations of Sunburst for the period then ended, in each case in accordance with GAAP consistently applied for the nine-month period covered thereby.

         (c) The financial statements referred to in paragraphs (a) and (b) above are hereinafter referred to as the "SUNBURST FINANCIAL STATEMENTS".

         (d) Subsidiary has not prepared any financial statements since its inception.

4.11 UNDISCLOSED LIABILITIES. Sunburst does not have any Liabilities of a kind required by GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the Sunburst Financial Statements. Sunburst does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the Sunburst Financial Statements that are consistent with past practice and are included in the latest Sunburst Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the Sunburst Financial Statements, or
         (c) as specifically disclosed in the Sunburst Financial Statements. Sunburst does not have any Liabilities and will not have any Liabilities as of the Closing.

4.12 TITLE TO PROPERTY; ENCUMBRANCES. Sunburst has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the Sunburst Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect. Subsidiary does not own any assets of any kind.

4.13 TAXES. All Tax Returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Sunburst have been duly and timely filed; Sunburst has paid all Taxes which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which Sunburst is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper Governmental or Regulatory Body. There are no tax liens upon any of the assets or properties of Sunburst except for Liens for Taxes not yet due. Sunburst is not a party to any Settlement Agreement, and Sunburst does not have any obligation to make payments under any Settlement Agreement. Subsidiary has not had to file any Tax Returns and has no liability for any Taxes.


1215-2.005

4.14     LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of Sunburst's knowledge, threatened
                  (i) against or affecting any of Sunburst's assets or business that, if determined adversely to Sunburst, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Merger.

         (b) Sunburst has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause Sunburst to determine that there exists any basis for any material claim against Sunburst for any of the matters described in paragraph (a) above.

4.15 CONTRACTS AND OTHER AGREEMENTS. SECTION 4.15 to the Sunburst Disclosure Schedule contains a complete and correct list as of the date hereof of all material agreements, contracts, and commitments (and all amendments thereto), written or oral, to which Sunburst or Subsidiary is a party or by which any of their properties is bound. Sunburst and Subsidiary have made available to the Affiliated Companies complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best knowledge of Sunburst and Subsidiary, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

4.16 COMPENSATION ARRANGEMENTS; OFFICERS, DIRECTORS AND EMPLOYEES. Neither Sunburst nor Subsidiary pays any compensation to any of its officers and directors and neither company has any employees. Neither Sunburst nor Subsidiary has made a commitment or agreement (verbally or in writing) to pay any compensation to such persons.

4.17 ERISA. There are no Plans maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of Sunburst or Subsidiary or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by Sunburst or Subsidiary and no such Plan is or has ever been subject to ERISA.

4.18 OPERATIONS. Except as expressly authorized by this Agreement, or except as set forth in SECTION 4.18 to the Sunburst Disclosure Schedule, since the date of the latest Sunburst Financial Statements, Sunburst has not:


1215-2.005

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


         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of Sunburst;

         (b) except for the shares of Post-Split Sunburst Common Stock to be issued hereafter in accordance with Section 6.2(k), Sunburst has not, and prior to the Closing will not have issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

         (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

         (d) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (e) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (f) knowingly waived any right of material value to the business of Sunburst;

         (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off of accounts receivable as uncollectible;

         (h) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same;

         (i) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives, or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;


1215-2.005

         (j) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives;

         (k) (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties, (iii) granted or suffered any Lien on any of its assets or properties, or (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person, in each case or type required to be disclosed pursuant to SECTION 4.15 hereof;

         (l) incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

         (m) made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (n) paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

         (o) created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $5,000 individually or in the aggregate;

         (p) made any capital expenditures or commitments for capital expenditures in aggregate amount exceeding $5,000; or

         (q) terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to SECTION 4.15.

                  Subsidiary has not, since the date of its incorporation, taken any action referred to in SECTION 4.15 above, assuming for this purpose that all references above to Sunburst refer to Subsidiary.

4.19 YEAR 2000 COMPLIANCE. All Date Data and Date-Sensitive Systems of Sunburst are Year 2000 Compliant. Subsidiary has no Date-Sensitive Systems.

4.20 BROKERS. Except for the involvement of Century in representing the Affiliated Companies, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Affiliated Companies directly with Sunburst and Subsidiary without the intervention of any other person on behalf of the Affiliated Companies in such manner as to give rise to any valid claim by any person

1215-2.005
         against the Affiliated Companies, Sunburst or Subsidiary for a finder's fee, brokerage commission or similar payment.

4.21 APPROVAL OF MERGER. The boards of directors of Sunburst and Subsidiary and the sole shareholder of Subsidiary each have unanimously approved the Merger without reservation or qualification. The approval or consent of the shareholders of Sunburst for this Agreement and the transactions contemplated hereby has not been sought is not required.

4.22     SEC REPORTING STATUS. Sunburst filed a registration statement under
         Section 12(g) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") which was declared effective on February 27, 1998. Since that date, Sunburst has filed with the Securities and Exchange Commission ("SEC") all reports required to be filed pursuant to Section 13 of the Exchange Act. It has not filed a certification on Form 15 pursuant to Rule 12h-3 of the Exchange Act. All statements made by Sunburst in the foregoing registration statement and all subsequent SEC reports were true and correct at the time such statements were made, and neither the registration statement nor any such report omitted a material fact necessary to make the statements contained therein not misleading.

4.23 INVESTMENT COMPANY. Neither Sunburst nor Subsidiary is an investment company within the meaning of Section 3 of the Investment Company Act.

4.24 OTC BULLETIN BOARD STATUS. The Sunburst Common Stock is approved for trading on the OTC Bulletin Board.

4.25 DISCLOSURE. To the knowledge of Sunburst and Subsidiary, neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor any report filed with the SEC contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

4.26     REPRESENTATIONS RELATED TO NONRECOGNITION TREATMENT OF MERGER.

         (a) Immediately following the Merger, Subsidiary will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of each of the Affiliated Companies' net assets and at least 70 percent of the fair market value of each of the Affiliated Companies' gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by each of the Affiliated Companies or Subsidiary to dissenters, amounts used by each such corporation to pay reorganization expenses, and all distributions (except for regular, normal dividends) made by each such corporation will be included as assets of each such corporation, respectively, immediately prior to the Merger.

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



         (b) From the formation of Subsidiary through the Merger, Sunburst will be in control of Subsidiary within the meaning of Section 368(c) of the Code, control being generally defined therein as ownership of at least 80% of the voting stock and of all other classes of stock of a corporation.

         (c) Sunburst has no plan or intention to cause Subsidiary, and Subsidiary has no plan or intention, to issue additional shares of Subsidiary's stock such that the result would be Sunburst's losing control of Subsidiary within the meaning of
                  Section 368(c) of the Code.

         (d) Sunburst has no intention to liquidate Subsidiary after the Merger; to merge with or into another corporation; to sell or otherwise dispose of the stock of Subsidiary; or to cause Subsidiary to sell or otherwise dispose of any of its assets or of any assets acquired from each of the Affiliated Companies, except for dispositions made in the ordinary course of business, or successive transfers of assets by Subsidiary to one or more corporations controlled in each transfer by the transferor, or transfers of assets to a corporation controlled by Subsidiary.

         (e) Following the Merger, Subsidiary will continue the historic business of each of the Affiliated Companies or use a significant portion of its historic business assets in a business.

         (f) Subsidiary and Sunburst will pay their respective expenses, if any, incurred in connection with the Merger.

         (g) At the time of the Merger, Sunburst and Subsidiary will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Subsidiary that, if exercised or converted, would affect Sunburst's acquisition or retention of control of Subsidiary, as defined in section 368(c) of the Code.

         (h) Neither Sunburst nor Subsidiary nor a related person to either, as defined in Treasury Regulation ss. 1.368-1(e)(3), will acquire any shares of the stock of any of the Affiliated Companies prior to the Merger.

         (i) Neither Sunburst nor Subsidiary, nor a related person to either, as defined in Treasury Regulation ss. 1.368-1(e)(3), has a plan or intention to acquire or repurchase any of the Post-Split Sunburst Common Stock issued in the Merger.


1215-2.005

                                    ARTICLE V
                            ACTIONS PRIOR TO CLOSING

5.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. At or prior to the Closing Date, Sunburst shall be entitled to make such investigation of the assets, properties, business and operations of American and WorkSeek and such examination of the books, records, Tax Returns, financial condition and operations of American and WorkSeek as Sunburst may wish. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and American WorkSeek shall cooperate fully therein. In order that Sunburst may have full opportunity to make such a business, accounting and legal review, examination or investigation as Sunburst may wish of the business and affairs of American and WorkSeek, the Affiliated Companies shall furnish to Sunburst during such period all such information and copies of such documents concerning the affairs of American and WorkSeek as Sunburst may reasonably request and shall cause their officers, employees, consultants, agents, accountants to cooperate full Sunburst of all material facts affecting the financial condition and business operations of American and WorkSeek. Until the Closing and if the Closing shall not occur, thereafter, Sunburst and its affiliates shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement and after termination of this Agreement, Sunburst and its affiliates (including Subsidiary) shall not disclose, nor use for their own benefit, any information or documents obtained from the Affiliated Companies concerning the assets, properties, business and operations of either American or WorkSeek, unless (a) readily ascertainable from public or published information, or trade sources, (b) received from a third party not under an obligation to American or WorkSeek to keep such information confidential or (c) required by any Law or Order. If this transaction does not close for any reason, Sunburst and its affiliates shall return or destroy all such confidential information and compilations thereof as is practicable, and shall certify such destruction or return to American and WorkSeek.

5.2 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, the Affiliated Companies shall conduct their businesses in the ordinary course in the same manner as it has been conducted prior to the date of this Agreement. The Affiliated Companies covenant that, except with the prior written consent of Sunburst, which consent shall not be unreasonably withheld, neither American nor WorkSeek will:

         (a) Do any of the restricted acts set forth in SECTION 3.20 hereof, or enter into any agreement of a nature set forth in
                  SECTION 3.16 hereof; or

         (b) Enter into any transaction other than in the ordinary course of business. Sunburst hereby acknowledges that American and WorkSeek have recently commenced conducting operations over the Internet and that such companies are designing and developing additional websites related to their Internet operations. Accordingly, the parties hereto agree that, for all purposes in this

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                                       26

                  Agreement, the term "in the ordinary course of business" or other similar expression shall include the new Internet operations of American and WorkSeek.

5.3 PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, the Affiliated Companies shall use commercially reasonable efforts to (i) preserve intact their business, assets, properties and organizations; (ii) keep available the services of their present officers, employees, consultants and agents; and (iii) maintain their present suppliers and customers and preserve the goodwill of American and WorkSeek.

5.4 ADVICE OF CHANGES. The Affiliated Companies will promptly advise Sunburst in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to them that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Affiliated Companies Disclosure Schedule or would have resulted in any representation of the Affiliated Companies in this Agreement being untrue. Sunburst and Subsidiary will promptly advise the Affiliated Companies in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to them that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Sunburst Disclosure Schedule or would have resulted in any representation of Sunburst in this Agreement being untrue in any material respect.

5.5 OTC BULLETIN BOARD. Sunburst will use its best efforts to maintain the listing on the OTC Bulletin Board of the Sunburst Common Stock.

5.6 SEC REPORTS. Sunburst shall timely file with the SEC all reports that are required to be filed by the Exchange Act and the rules and regulations promulgated thereunder.

5.7 OTHER AGREEMENTS. The Affiliated Companies, Sunburst and Subsidiary agree to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, submissions of information requested by Governmental or Regulatory Bodies and any other persons required to be obtained by them for the consummation of the closing and the continuance in full force and effect of the permits, contracts and other agreements set forth on the Schedules to this Agreement.


1215-2.005

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUNBURST AND SUBSIDIARY TO COMPLETE THE CLOSING. The obligations of Sunburst and Subsidiary to enter into and complete the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by Sunburst and Subsidiary:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by the Affiliated Companies at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of the Affiliated Companies set forth in Article III shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) Sunburst and Subsidiary shall have received a certificate to such effect from the Affiliated Companies.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by the Affiliated Companies in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to the Affiliated Companies and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and Sunburst and Subsidiary shall have received a certificate from the Affiliated Companies to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for Sunburst and Subsidiary, which approval shall not be unreasonably withheld.

         (d) The Affiliated Companies shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by Sunburst and Subsidiary or their counsel.

         (e) Neither American nor WorkSeek shall have suffered any Material Effect.

1215-2.005

         (f) No material information or data provided or made available to Sunburst and Subsidiary by or on behalf of American or WorkSeek shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against American, WorkSeek or any of their affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to American or WorkSeek.

         (h) Counsel to the Affiliated Companies shall have delivered to Sunburst on and as of the Closing Date an opinion to Sunburst and Subsidiary substantially as to the matters set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.6., and 3.8, all subject to customary limitations reasonably acceptable to counsel to Sunburst and Subsidiary.

         (i) The following key employees ("KEY EMPLOYEES") of American shall have entered into five-year employment agreements with the Surviving Corporation on terms satisfactory to Sunburst and Century: Derek Ludwig, Bruce Haniford, Michael Toomey and Robert Ronchi. These Employment Agreements shall contain provisions as to a year-end performance bonus based on standards to be established by the directors of Sunburst, incentive stock options with minimum guarantees, and customary proprietary information provisions.

         (j) Each of the Key Employees shall have entered into a non-compete agreement on terms satisfactory to Sunburst and Century. The non-compete agreements shall contain provisions that are enforceable to the maximum extend permitted under Sections 16600 and 16601 of the California Business and Professions Code.

         (k) The Affiliated Companies shall have completed the audit of their financial statements for the fiscal years ended December 31, 1998 and December 31, 1997 and shall have delivered such audited financial statements to Sunburst at or prior to the Closing. Notwithstanding the foregoing, if the auditors provide a letter, addressed to Sunburst and Subsidiary, that states that in the opinion of the auditors the audited financial statements will be completed within two weeks of the date of the letter, which letter shall be in form and substance reasonable satisfactory to Sunburst and Subsidiary, then the parties can complete the transactions contemplated hereby prior to the delivery of the foregoing audited financial statements.

1215-2.005

         (l) All of the shareholders of the Affiliated Companies shall have entered into a Public Trading Agreement with Sunburst, the form of which is attached hereto as Exhibit C, pursuant to which each of such shareholders will agree not to initiate, permit or enable the public trading of the Post-Split Sunburst Common Stock on the OTC Bulletin Board or other public market during the first six months following the Effective Date, unless (i) Sunburst has completed a public offering of its Post-Split Sunburst Common Stock or (ii) such public trading has been approved by two-thirds of the entire Board of Directors of Sunburst. The Public Trading Agreement shall further provide that if Sunburst enters into a letter of intent or other agreement with an underwriter for the purpose of effecting a public offering of Sunburst's securities, the shareholders who signed the Public Trading Agreement shall agree to enter into any form of lock-up or standstill agreement the underwriter shall request.


6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE AFFILIATED COMPANIES TO COMPLETE THE CLOSING. The obligations of the Affiliated Companies to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by unanimous action taken by both of the Affiliated Companies:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by Sunburst and Subsidiary at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of Sunburst and Subsidiary set forth in Article IV shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) the Affiliated Companies shall have received a certificate to such effect from Sunburst and Subsidiary.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by Sunburst or Subsidiary in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to Sunburst and Subsidiary and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and the Affiliated Companies shall have received a certificate from Sunburst and Subsidiary to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in


1215-2.005
                  connection therewith, shall have been approved in form and substance by counsel for the Affiliated Companies, which approval shall not be unreasonably withheld.

         (d) Sunburst and Subsidiary shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by the Affiliated Companies or their counsel.

         (e) Neither Sunburst nor Subsidiary shall have suffered any Material Effect.


         (f) No material information or data provided or made available to the Affiliated Companies by or on behalf of Sunburst or Subsidiary shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against Sunburst, Subsidiary or any of their affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to Sunburst or Subsidiary.

         (h) Counsel to Sunburst shall have delivered to the Affiliated Companies on and as of the Closing Date an opinion substantially as to the matters set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6., and 4.7, all subject to customary limitations reasonably acceptable to counsel to the Affiliated Companies.

         (i) The Sunburst Common Stock shall be approved for listing on the OTC Bulletin Board.

         (j) Sunburst shall be in full compliance with (i) the filing requirements set forth in Section 13 of the Exchange Act and
                  (ii) the requirements of Rule 15c2-11 as promulgated by the SEC under the Exchange Act.

         (k) Sunburst shall have completed a private placement of its common stock to accredited investors (the "Private Placement") pursuant to which Sunburst shall have issued a minimum of 1,000,000 of its unregistered Post-Split Sunburst Common Stock and a maximum of 2,500,000 shares of its Post-Split Sunburst Common Stock. The shares to be sold in the Private Placement will be offered and sold at a price of $2.00 per share. Sunburst shall not pay any commissions or other compensation in connection with the Private Placement. The Private Placement shall be effected in accordance with Rule 506 of the rules promulgated under the Securities Act of 1933, as amended, and all


1215-2.005
                  investors in the Private Placement shall be "accredited investors" as that term is defined under Rule 501(a) of the Securities Act of 1933. As a result of the Private Placement, at the Closing Sunburst shall have outstanding a minimum of 7,481,600 shares of Post-Split Sunburst Common Stock and shall have on hand a minimum of $2,000,000 in cash, or a maximum of 8,981,600 shares of Post- Split Sunburst Common Stock and $5,000,000 in cash. For the purposes of the foregoing sentence, the balance of any outstanding loans made by Sunburst to the Affiliated Companies shall be deemed to constitute cash. In addition, prior to the Closing, Sunburst shall issue to Century or its affiliates, and there shall be outstanding the following Sunburst Common Stock Purchase
                  Warrants: 2,000,000 "B" Warrants and 1,000,000 "C" Warrants. Each "B" Warrant shall be exercisable to purchase one share of Post-Split Sunburst Common Stock at a price of $0.75 per share for a period for 24 months from Closing. Each "C" Warrant shall be exercisable to purchase one share of Post-Split Sunburst Common Stock at a price of $1.50 per share for a period of 24 months from Closing. Both the "B" and "C" Warrants shall have certain demand and piggyback demand registration rights.


         (l) At or prior to Closing, the Board of Directors of Sunburst shall be increased to seven members. At Closing, one member of Sunburst's Board of Directors shall resign, whereupon four persons designated by the Affiliated Companies and three persons designated by Century shall be elected by the remaining director of Sunburst to fill the vacancies. The remaining director of Sunburst shall then resign. In order to effect such change in the composition of Sunburst's Board of Directors, Sunburst, at or prior to Closing shall have complied with the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder; PROVIDED, that Sunburst's obligation to effect such compliance shall be contingent upon the Affiliated Companies' and Century's furnishing to Sunburst such information with respect to their nominees to Sunburst's Board of Directors as is required by the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder for compliance with
                  Section 14(f) thereof.

         (m) Sunburst shall have filed that form of Articles of Amendment, in the form attached hereto as Exhibit D, to its Articles of Incorporation with the Secretary of State of the State of Colorado to (i) cancel and extinguish any class or series of preferred stock that may have been previously designated, and
                  (ii) establish the Sunburst Preferred Stock and designate the rights, preferences and privileges of the Sunburst Preferred Stock.

         (n) Sunburst shall have cancelled certain shares of its Common Stock that is outstanding as of the date of this Agreement, shall have effected the Stock-Split to increase the number of shares of Sunburst Common Stock outstanding before the Private Placement to 6,481,600, and shall have sold at least


1215-2.005

                  1,000,000 shares of Post-Split Sunburst Common Stock in the Private Placement.

         (o) The shareholders of Sunburst listed on Exhibit E hereto shall have entered into a Public Trading Agreement with Sunburst, the form of which is attached hereto as Exhibit C, pursuant to which each of such shareholders will agree not to initiate, permit or enable the public trading of the Post-Split Sunburst Common Stock on the OTC Bulletin Board or other public market during the first six months following the Effective Date, unless (i) Sunburst has completed a public offering of its Post-Split Sunburst Common Stock or (ii) such public trading has been approved by two-thirds of the entire Board of Directors of Sunburst. The Public Trading Agreement shall further provide that if Sunburst enters into a letter of intent or other agreement with an underwriter for the purpose of effecting a public offering of Sunburst's securities, the Sunburst shareholders who signed the Public Trading Agreement shall agree to enter into any form of lock-up or standstill agreement the underwriter shall request.


                                   ARTICLE VII
                             POST-CLOSING COVENANTS

The parties covenant to take the following actions after the Closing Date:

7.1 FURTHER INFORMATION. Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data of American, WorkSeek, Sunburst or Subsidiary, as the case may be, relating to the business of American, WorkSeek, Sunburst or Subsidiary in their possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its affiliates and (b) for any other reasonable business purpose.

7.2 RECORD RETENTION. Each party agrees that for a period of not less than five years following the Closing Date, such party shall not destroy or otherwise dispose of any of the Books and Records of American, WorkSeek, Sunburst or Subsidiary relating to the business of American, WorkSeek, Sunburst or Subsidiary in its possession with respect to periods prior to the Closing Date. Each party shall have the right to destroy all or part of such Books and Records after the fifth anniversary of the Closing Date or, at an earlier time by giving each other party hereto 30 days prior written notice of such intended disposition and by offering to deliver to the other party or parties, at the other party's or parties' expense, custody of such Books and Records as such party may intend to destroy.


1215-2.005

7.3 POST-CLOSING ASSISTANCE. The Affiliated Companies on the one hand, and Sunburst and Subsidiary, on the other hand, will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information that may be reasonably relevant to such return, audit or examination, proceedings or determination. The party requesting assistance shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this SECTION 7.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

7.4 SEC REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Sunburst Securities to the public without registration, from and after the Closing, the new management of Sunburst will:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

         (b) file with the SEC in a timely manner all reports and other documents required of Sunburst under the Exchange Act; and

         (c) continue a listing with a recognized securities manual for a period of at least three years after the Closing.

7.5 PUBLIC RELATIONS FIRM. The new management of Sunburst shall retain a public relations firm, identified with the assistance of Century, within 90 days after the Closing.

7.6 CONSULTING SERVICES. The new management of Sunburst shall retain the services of Century for a period of 24 months at $10,000 per month pursuant to the terms of an agreement to be entered at Closing, substantially in the form attached as Exhibit F to this Agreement.

7.7 RESTRICTION ON REVERSE SPLITS. The Affiliated Companies and Sunburst agree that, for a period of two years following the Closing, Sunburst shall not effect a reverse split of the Post-Split Sunburst Common Stock, unless a reverse split is required by an underwriter in a registered public offering of the Post-Split Sunburst Common Stock or such reverse split is necessary to obtain approval for quotation of the Post-Split Sunburst Common Stock on any market operated by The Nasdaq Stock Market.


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7.8      RESTRICTION ON CHANGES TO EMPLOYMENT AGREEMENTS. The new management of
         Sunburst agrees that it will not amend any Employment Agreements for at least two years following the Closing.

7.9 NAME CHANGE. Sunburst shall change its name to "WorkSeek.com, Inc." within 60 days after the Closing Date.


                                  ARTICLE VIII
                            SURVIVAL; INDEMNIFICATION

8.1 SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each agreement in this Agreement shall survive the Closing without limitation as to time until fully performed and each representation and warranty in this Agreement or in the Exhibits, Schedules or certificates delivered pursuant to this Agreement shall survive the Closing for a period of one year (other than the representations and warranties contained in SECTION 3.14 AND
         SECTION 4.13, which shall survive the Closing until the earlier of (i) three and one-half years from the Closing Date and (ii) three years following the date on which Sunburst files the Tax Return relating to the taxable period from December 31, 1998 through the Closing Date). Notice must be given to the party from whom indemnification is sought of any claim for indemnification under Article VII prior to the termination of the relevant survival period.

8.2 INDEMNIFICATION BY THE AFFILIATED COMPANIES. The Affiliated Companies shall indemnify Sunburst and hold Sunburst harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (a) any misrepresentation by the Affiliated Companies or breach of any warranty by them in this Agreement and (b) any breach of any covenant or agreement on the part of the Affiliated Companies in this Agreement. The right of the parties to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of any such persons.

8.3 SUNBURST'S INDEMNITY. Sunburst shall indemnify the Affiliated Companies and hold the Affiliated Companies harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (a) any misrepresentation by Sunburst or breach of any warranty by Sunburst or Subsidiary in this Agreement and (b) any breach of any covenant or agreement on the part of Sunburst or Subsidiary in this Agreement. The right of the parties to be indemnified hereunder shall not be limited

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


         or affected by any investigation conducted or notice or knowledge obtained by or on behalf of any such persons.

                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:

         (a) by mutual written consent of Sunburst, Subsidiary and the Affiliated Companies;

         (b) by Sunburst on the one hand, or by either of the Affiliated Companies, on the other hand, by written notice to the other party hereto, if the Closing shall not have occurred on or prior to the close of business on September 15, 1999 (unless such event has been caused by a breach of this Agreement by the party seeking such termination);

         (c) by Sunburst or by either of the Affiliated Companies if a Governmental or Regulatory Body has permanently enjoined or prohibited consummation of the Merger and such court or government action is final and nonappealable;

         (d) by Sunburst if the Affiliated Companies have failed to comply in any material respect with any of their covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination; or

         (e) by either of the Affiliated Companies if either Sunburst of Subsidiary has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination.

         Should the Affiliated Companies terminate this Agreement for any reason other than a default by Sunburst or Subsidiary as described in SECTION 9.1(E) hereof, the Affiliated Companies shall be jointly and severally liable for all damages caused by the failure to close and not just the expenses listed in SECTION 10.1 hereof. Should Sunburst terminate this Agreement for any reason other than a default by the Affiliated Companies as described in SECTION 9.1(D) hereof, Sunburst shall be liable for all damages caused to the Affiliated Companies by the failure to close and not just the expenses listed in SECTION 10.1 hereof.


9.2      SURVIVAL AFTER TERMINATION. If this Agreement is terminated pursuant to
         SECTION 9.1, (a) this Agreement shall become null and void and of no further force and effect, except for the provisions of SECTION 5.1 relating to the obligation to keep confidential

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

         certain information and (b) there shall be no liability on the part of the Affiliated Companies or Sunburst or their respective affiliates.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 EXPENSES. The Affiliated Companies agree to pay $15,000 of the legal fees incurred by Sunburst and Subsidiary in connection with the Merger and to pay $15,000 of the legal fees incurred by Century in connection with the transactions contemplated hereby. Except for the foregoing fees, Sunburst and Subsidiary shall be solely responsible for their own legal and accounting fees in connection with the Merger, the Private Placement and Century's purchase of shares and warrants. The Affiliated Companies shall be responsible for their legal and accounting fees and other expenses incurred in connection with the Merger.

10.2 FURTHER ASSURANCES. At any time and from time to time after the Closing Date at the request of any party hereto, and without further consideration, all other parties to this Agreement will execute and deliver such other instruments or documents and take such other action as may reasonably requested and as necessary or desirable in order to effect the transactions contemplated hereby. The parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any document or other papers, the execution and delivery of which are conditions precedent to the Closing.

10.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or sent by prepaid air courier or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this SECTION 10.3):

                  If to the Affiliated Companies:

                           American Recruitment Conferences, Inc.
                           WorkSeek.com
                           23461 South Pointe Drive, Ste 100
                           Laguna Hills, California 92653
                           Attention:       Derek E. Ludwig, President

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

                  with a copy to:

                           Troy & Gould Professional Corporation
                           1801 Century Park East, 16th Floor
                           Los Angeles, California 90067
                           Attention:  Istvan Benko, Esq.

                  If to Sunburst:

                           Sunburst Acquisitions III, Inc.
                           4807 South Zang Way
                           Morrison, Colorado 80465
                           Attention:       Jay Lutsky, President

                  with a copy to:

                           Dill Dill Carr Stonbraker & Hutchings, P.C.
                           455 Sherman Street, Suite 300
                           Denver, Colorado 80203
                           Attention:       Fay M. Matsukage, Esq.

10.4 ARBITRATION. Any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement or the agreements or transactions contemplated by this Agreement shall be finally settled by binding arbitration. The arbitration shall be conducted and the arbitrator chosen in accordance with the rule of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of Sunburst and the Affiliated Companies. In connection with any such arbitration, each party shall be afforded the opportunity to conduct discovery in accordance with the Federal Rules of Civil Procedure.

         (a) The seat of the arbitration shall be in Orange County, California, and will follow the format known as "Baseball Arbitration". Each of the American Affiliated Companies and Sunburst hereby irrevocably submits to the jurisdiction of the arbitrator in Orange County, California, and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient format, or that such venue is improper.

         (b) The arbitral award shall be in writing and shall be final and binding on each of the parties to this Agreement. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. Each of the Affiliated Companies and Sunburst acknowledges and agrees that by agreeing to these arbitration

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


                  provisions each of the parties hereto is waiving any right that such party may have to a jury trial with respect to the resolution of any dispute under this Agreement or the agreements or transactions contemplated hereby.

10.5 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Sunburst, American and WorkSeek except as may be required by applicable law.

10.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

10.7 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of law.

10.9 BINDING EFFECT, NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable by any party hereto without the prior written consent of the other parties hereto except by operation of law and any other purported assignment shall be null and void.

10.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

10.11 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

10.12 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

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


10.13 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.



                          [remainder of the page blank]





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



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SUNBURST:

                                        SUNBURST ACQUISITIONS III, INC.


                                        By:  /s/Jay Lutsky
                                        Name:    Jay Lutsky
                                        Title:   President


                                        SUBSIDIARY:

                                        SUNBURST SUBSIDIARY, INC.


                                        By:    /s/Jay Lutsky
                                        Name:    Jay Lutsky
                                        Title:   President


                                        AMERICAN:

                                        AMERICAN RECRUITMENT
                                        CONFERENCES, INC.



                                        By:    /s/Derek E. Ludwig
                                        Name:    Derek E. Ludwig
                                        Title:   President

                                        WORKSEEK:

                                        WORKSEEK.COM



                                        By:   /s/ Derek E. Ludwig
                                        Name:    Derek E. Ludwig
                                        Title:   President

                           [signature page continued]


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



       For the purposes of making the representations and warranties contained in Section 3.28 only, the undersigned shareholders of American and WorkSeek have executed this Agreement as of the date first above written.


AMERICAN


/s/ Derek E. Ludwig
------------------------
Derek E. Ludwig




-----------------------
Senta Ludwig



----------------------
Hayden Ludwig



----------------------
Alexander Ludwig



---------------------
Anna C. Ludwig


WORKSEEK


/s/ Derek E. Ludwig
---------------------
Derek E. Ludwig



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                                  EXHIBIT INDEX


EXHIBIT          DOCUMENT


A.               Agreement of Merger

B.               Ludwig Consulting Agreement

C.               Public Trading Agreement

D.               Amendment to Articles of Incorporation of Sunburst

E.               Principal Shareholders of Sunburst

F.               Century Consulting Agreement







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